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                                                               Exhibit 10.14


                             REGISTRATION RIGHTS AND
                            SECURITYHOLDERS AGREEMENT

            This REGISTRATION RIGHTS AND SECURITYHOLDERS AGREEMENT is dated as of March 14, 1997, by and among Anvil Holdings, Inc., a Delaware corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS"), 399 Venture Partners, Inc., a Delaware corporation ("399"), CCT II Partners, L.P., a Delaware limited partnership (together with 399, "399 Venture"), and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser" and including the successors and assigns of the initial purchasers of the Units, the "Unit Investors"). BRS and 399 Venture are collectively referred to as the Fund Investors. The Fund Investors and the Unit Investors are collectively referred to as the "Securityholders" and individually as a "Securityholder".

            WHEREAS, the Initial Purchaser is acquiring Units consisting of shares of 13.00% Senior Exchangeable Preferred Stock due 2009 and shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), pursuant to that certain Purchase Agreement, dated as of the date hereof, by and between the Initial Purchaser and the Company (the "Purchase Agreement").

            WHEREAS, it is a condition to the obligations of the Initial Purchaser under the Purchase Agreement that the Company and the Fund Investors enter into this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings:

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Approved Sale" means the Sale of the Company, which has been approved by the Board and pursuant to which all holders of Common Stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

            "Board" means the Company's board of directors.

            "Common Stock" means the Class B Common, the Company's Class C Common Stock, par value $.01 per share, and, except for the Company's Class A Common Stock, par value

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$.01 per share, any other class of common stock of the Company and any other class of securities of the Company which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction (i) does not own in excess of 5% of the Common Stock on a fully diluted basis (a "5% Owner"), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

            "Initial Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock resulting in gross proceeds to the Company of at least $30.0 million.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Public Sale" means any sale of Securityholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to, and otherwise in compliance with, the provisions of Rule 144 under the Securities Act.

            "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale, transfer or exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Securityholder Shares" means (i) any Common Stock acquired by the Securityholders and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Securityholder Shares, such shares will cease to be Securityholder Shares when they have been sold in a Public Sale by the Fund Investors, an Approved Sale, or upon the consummation of a Initial Public Offering.

            "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, BRS, 399 Venture, and the other parties thereto, as amended, restated or modified from time to time.


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            "Unit Investor Shares" means Securityholder Shares owned by the Unit
Investors.

            2. Restrictions on Transfer.

            (a) Tag Along Rights. Subject to Section 2(b) and other than in connection with a Public Sale or Approved Sale, at least 15 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Securityholder Shares by a Fund Investor, the Fund Investor making such a Transfer (the "Transferring Securityholder") shall deliver a written notice (the "Sale Notice") to the Company and each Unit Investor (as set forth in Section
15), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. Each Unit Investor may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Securityholder within 10 days after delivery of the Sale Notice. If any Unit Investor has elected to participate in such Transfer, each such Unit Investor shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Securityholder Shares equal to the product of (i) the quotient determined by dividing the number of Securityholder Shares owned by such Unit Investor by the aggregate number of shares of Common Stock outstanding on a fully diluted basis prior to giving effect to such Transfer and (ii) the aggregate number of Securityholder Shares to be sold in the contemplated Transfer. Each Unit Investor transferring Securityholder Shares pursuant to this Section 2(a) shall pay its pro rata share (based on the number of Securityholder Shares to be sold) of the expenses incurred by the Securityholders in connection with such Transfer and shall only be obligated to make representations, warranties and indemnities given by a Securityholder regarding such Securityholder's title to and ownership of Securityholder Shares. The parties hereto acknowledge and agree that certain other stockholders of the Company will also have the right to participate in such Transfer pursuant to the Stockholders Agreement.

            (b) Permitted Transfers. The restrictions contained in this Section 2 shall not apply with respect to any Transfer of Securityholder Shares by any Fund Investor (i) among its Affiliates, employees and consultants, (ii) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (iii) to any former or prospective employee, director or prospective director of an Investor or any Affiliate of such Affiliate or (iv) to any Person in order to resolve a Regulatory Problem (as defined in the Stockholders Agreement). In addition, the restrictions and obligations set forth in this Section 2 shall not apply to a Transfer or Transfers by Fund Investors of Securityholder Shares representing an aggregate of up to 5% of the Company's outstanding shares of Common Stock.

            3. Approved Sale.

            (a) In the event of an Approved Sale, each Unit Investor will (i) consent to and raise no objections against the Approved Sale, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, each Unit Investor will agree to sell its Securityholder Shares on the terms and conditions of the Approved Sale. Each Unit Investor will take all reasonably necessary and desirable actions as directed by the Board in connection with the consummation of any Approved Sale, including, without limitation, executing the applicable purchase agreements; provided, that each Unit Investor shall only be required to make customary and reasonable representations, warranties and indemnities regarding such Unit Investor's


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title to and ownership of its Securityholder Shares. The obligations of the Unit
Investors with respect to an Approved Sale shall be subject to the receipt by the Company from a nationally recognized investment bank of a written fairness opinion that the consideration received by the Securityholders is fair and adequate.

            (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Unit Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Unit Investor appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Unit Investor declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

            (c) All Unit Investors will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Securityholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Securityholder on its own behalf will not be considered costs of the transaction hereunder.

            4. Registration Rights. Each Unit Investor will have certain rights to participate in certain registrations of the Company's Common Stock pursuant to the Registration Rights Agreement, dated as of the date hereof, by and among the Company, 399 Venture, BRS, the Initial Purchaser, and certain other stockholders party thereto, a copy of which is attached hereto as Exhibit A (as amended, restated or modified from time to time, the "Registration Rights Agreement"); provided, that, notwithstanding anything contained in Section 7 to the contrary, the rights and obligations of the Unit Investors set forth in the Registration Rights Agreement shall terminate in accordance with the terms thereof.

            5. Legend.

            (a) In addition to the legend set forth in Exhibit A to the Unit Agreement, dated as of March 14, 1997 between the Company and United States Trust Company of New York, as Unit Agent and Transfer Agent, each certificate evidencing Securityholder Shares and each certificate issued in exchange for or upon the transfer of any Securityholder Shares (if such shares remain Securityholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 14, 1997, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A


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            REGISTRATION RIGHTS AND SECURITYHOLDERS AGREEMENT DATED AS OF MARCH
            14, 1997, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS (THE "SECURITYHOLDERS AGREEMENT"). HOLDERS OF THE SECURITIES REPRESENTED HEREBY AND THEIR TRANSFEREES SHALL BE DEEMED TO HAVE AGREED TO THE TERMS OF THE SECURITYHOLDERS AGREEMENT, WHICH INCLUDE, WITHOUT LIMITATION, OBLIGATIONS OF THE HOLDERS AND TRANSFEREES HEREOF TO SELL THE SECURITIES REPRESENTED HEREBY IN A "SALE OF COMPANY" (AS DEFINED THEREIN) ON TERMS AND CONDITIONS SET FORTH THEREIN. A COPY OF THE SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Securityholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Securityholder Shares.

            (b) Upon the request of any holder of Unit Investor Shares, the Company shall remove the legend set forth in this Section 5 from the certificates for such holder's Unit Investor Shares; provided, that such Unit Investor Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            6. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securityholder Shares as the owner of such shares for any purpose.

            7. Termination. Except as otherwise expressly set forth herein, this Agreement will automatically terminate and be of no further force or effect immediately after the earlier of the consummation of (i) an Approved Sale or
(ii) a Initial Public Offering.

            8. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of not less than (a) a majority of the Securityholder Shares held by 399 Venture and
(b) a majority of the Securityholder Shares held by BRS, respectively; provided, that no such modification, amendment or waiver which adversely and prejudicially affects the Unit Investors vis-a-vis all other Securityholders shall be effective against the Unit Investors without the prior written consent of the holders of not less than 51% of the Unit Investor Shares. For the avoidance of doubt, an amendment to add another party to this Agreement is not an action


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which, in and of itself, affects any Securityholder adversely and prejudicially vis-a-vis Other Securityholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            10. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Registration Rights Agreement and the Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            11. Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            12. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Shares and the respective successors and assigns of each of them, so long as they hold Securityholder Shares.

            13. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            14. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, and any Securityholder may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be


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deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

            To the Company:

                  Anvil Knitwear, Inc.
                  228 West 45th Street
                  New York, New York  10017
                  Attention:  Chief Administrative Officer
                  Telecopy No.:  (212) 885-9411

            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.: (212) 446-4900

            To BRS:

                  Bruckmann, Rosser, Sherrill & Co., Inc.
                  126 East 56th Street, 29th Floor
                  New York, New York  10022
                  Attention:  Bruce C. Bruckmann
                  Telecopy No.:  (212) 521-3799

            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.: (212) 446-4900

            To 399 Venture:

                  c/o 399 Venture Partners, Inc.
                  399 Park Avenue, 14th Floor
                  New York, New York  10043
                  Attention:  David F. Thomas
                  Telecopy No.:  (212) 888-2940


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            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.:  (212) 446-4900

            To any holder of the Unit Investor Shares:

                  To the address set forth for such holder on the
                    stock records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            16. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its Securityholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            17. Waiver of Jury Trial. Each of the parties hereto hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation or enforcement thereof. Each of the parties hereto agree that this section is a specific and material aspect of this Agreement and would not enter into this Agreement if this section were not part of this Agreement.

            18. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

            19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                               *   *   *   *   *


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            IN WITNESS WHEREOF, the parties hereto have executed this
Registration Rights and Securityholders Agreement as of the date first above written.

                                    ANVIL HOLDINGS, INC.


                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:


                                    BRUCKMANN, ROSSER, SHERRILL & CO., L.P.


                                    By:  BRS Partners, Limited Partnership
                                    Its:  General Partner


                                          By:
                                              ---------------------------------
                                          Name:
                                          Title

                                    399 VENTURE PARTNERS, INC.


                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:


                                    CCT II PARTNERS, L.P.

                                    By:  CCT I Corporation
                                    Its:  General Partner


                                          By:
                                              ---------------------------------
                                          Name:
                                          Title


                                    DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:


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